UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2009
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Access Integrated Technologies, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.03	Material Modification to Rights of Security Holders
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01	Financial Statements and Exhibits
Signature

Item 3.03	Material Modification to Rights of Security Holders.

On October 5, 2009, Cinedigm Digital Cinema Corp., f/k/a Access Integrated Technologies, Inc. (the “Company”), filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “NOL Protective Charter Amendment”) to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) pursuant to Section 242 of the Delaware General Corporation Law.  Pursuant to the NOL Protective Charter Amendment, the Charter was amended to reclassify the shares of Company’s Class A common stock and Class B common stock into new shares of Class A common stock and Class B common stock, respectively (as so reclassified, collectively, the “Common Stock”), that provide for limitations on the transferability of such Common Stock in certain circumstances to preserve the value of the Company’s tax net operating losses.  The proposal to approve the NOL Protective Charter Amendment was disclosed in the Company’s definitive proxy statement that was first distributed to its stockholders on or about September 18, 2009 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders held on September 30, 2009 (the “Annual Meeting”).  The NOL Protective Charter Amendment was approved by the Company’s stockholders at the Annual Meeting.

Common Stock

Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock on matters for which shareholders may vote.  Holders of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock on matters for which shareholders may vote.  Each share of Class B Common Stock is convertible at any time at the holder’s option into one (1) share of Class A Common Stock.  There are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of the Company’s preferred stock, the holders of the Company’s Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s Board of Directors (the “Board”) out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Company’s Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of the preferred stock of the Company. Holders of the Company’s Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

Except for the restrictions resulting from the NOL Protective Charter Amendment, the shares of Common Stock have the same rights and preferences as the shares of common stock prior to the reclassification.

As a result of the NOL Protective Charter Amendment, the Company’s shares of Common Stock are also subject to transfer restrictions such that holders of Common Stock are restricted from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge or other disposition) any of the shares of Common Stock (or options, warrants or other rights to acquire the Common Stock, or securities convertible or exchangeable into Common Stock), to the extent that such transfer would (i) create or result in an individual or entity becoming a 5-percent shareholder of the Common Stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended and the related Treasury Regulations (which are referred to as a “Five Percent Shareholder”) or (ii) increase the stock ownership percentage of any existing Five Percent Shareholder.

Transfers that violate the provisions of the NOL Protective Charter Amendment shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the NOL Protective Charter Amendment (which shares are referred to as “Excess Securities”). The purported transferee shall not be entitled to any rights as a Company stockholder with respect to the Excess Securities. Instead, the purported transferee would be required, upon demand by the Company, to transfer the Excess Securities to an agent designated by the Company for the limited purpose of consummating an orderly arm’s-length sale of such shares. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount will go to the purported transferor, or, if the purported transferor cannot be readily identified, to a charity designated by the Board.  The NOL Protective Charter Amendment also provides the Company with various remedies to prevent or respond to a purported transfer that violates its provisions, including that any person who knowingly violates it, together with any persons in the same control group with such person, are jointly and severally liable to the Company for such amounts as will put it in the same financial position as it would have been in had such violation not occurred. All shares of the Common Stock that were issued in the reclassification are fully paid and non-assessable.

The NOL Protective Charter Amendment has an “anti-takeover” effect because, among other things, the Common Stock issued in exchange for the Old Common Stock restricts the ability of a person, entity or group to accumulate more than five percent of the Company’s Common Stock and the ability of persons, entities or groups now owning more than five percent of the outstanding shares of Common Stock from acquiring additional shares of the Company’s Common Stock without the approval of the Board.

Other Anti-Takeover Provisions

Tax Benefit Preservation Plan. On August 10, 2009, in accordance with the terms of a Tax Benefit Preservation Plan (the “Tax Benefit Preservation Plan”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, the Company’s Board of Directors declared a dividend of one right (a “Right”) to purchase one one-thousandth share of the Company’s Series B Junior Participating Preferred Stock (“Series B Preferred”) for each outstanding share of Common Stock. Unless earlier redeemed by the Company in accordance with the Tax Benefit Preservation Plan, the Rights will become exercisable upon the earlier of (a) the tenth day following a public announcement (or such later date as may be determined by the Company’s Board of Directors) that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the shares of Common Stock then outstanding, and (b) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 4.99% or more of the then outstanding shares of Common Stock. The earlier of such dates is referred to as the “Distribution Date.”

The Tax Benefit Preservation Plan is intended to protect the Company's ability to carry forward its net operating losses and certain other tax attributes (collectively, "NOLs").  The Company has experienced and may continue to experience substantial operating losses, and for federal and state income tax purposes, the Company may "carry forward" net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions.  These federal and state NOLs can be a valuable asset of the Company, which may inure to the benefit of the Company and its stockholders.  However, if the Company experiences an "ownership change," as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), its ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could significantly impair the value of the Company's NOL asset.  Generally, an "ownership change" occurs if the percentage of the Company's stock owned by one or more "five percent stockholders" increases by more than fifty percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period or, if sooner, since the last "ownership change" experienced by the Company.  A Tax Benefit Preservation Plan with a 4.99% "trigger" threshold is intended to act as a deterrent to any person acquiring 4.99% or more of the outstanding shares of Common Stock without the approval of the Board of Directors.  This would protect the Company's NOL asset because changes in ownership by a person owning less than 4.99% of the Common Stock are not included in the calculation of "ownership change" for purposes of Section 382 of the Code. The Tax Benefit Preservation Plan includes a procedure whereby the Board of Directors may consider requests to exempt certain proposed acquisitions of Common Stock from the applicable ownership trigger if the Board determines that the requested acquisition will not jeopardize or endanger the availability of the NOLs to the Company

The Rights are not intended to prevent a takeover of the Company and will not do so. However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company’s Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Undesignated Preferred Stock. The Company’s Board of Directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation of the company provides otherwise. The Charter and the Company’s bylaws do not provide for cumulative voting.

Anti-Takeover Statutes. The Company is subject to Section 203 of the Delaware General Corporation Law which regulates corporate acquisitions of publicly held companies. This law provides that specified persons who, together with affiliates and associates, owns, or within three years did own, 15% or more of the outstanding voting stock of a publicly held Delaware corporation, or an interested stockholder, may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in advance of the a manner prescribed by Delaware law. The law defines the term “business combination” to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders. This provision has an anti-takeover effect with respect to transactions not approved in advance by the Company’s Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of the Company’s Common Stock.

The foregoing description is qualified in its entirety by reference to the NOL Protective Charter Amendment, which is filed as Exhibit 3.1 to this Form 8-K and is hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On September 30, 2009, the Company increased the number of directors on Board from nine (9) to ten (10) and appointed Laura Nisonger Sims to fill the resulting vacancy.  These actions were taken pursuant to the terms of the previously disclosed Private Placement (as defined below) and the approval by the Company’s stockholders of certain of such terms at the Company’s Annual Meeting of Stockholders on September 30, 2009 (the “Annual Meeting”).  As previously disclosed, pursuant to the Purchase Agreement (as defined below), on August 11, 2009, the Company increased the number of directors on the Board from eight (8) to nine (9) and appointed Edward A. Gilhuly, a designee of the Majority Holders (as defined in the Purchase Agreement) to fill the resulting vacancy.  Pursuant to the Purchase Agreement, the Company included in the Proxy Statement a proposal to grant the Majority Holders the right to designate a second nominee to the Board.  Such proposal was approved by the Company’s stockholders at the Annual Meeting.  In connection with her service on the Board, Ms. Sims will be entitled to receive retainer fees and awards to which all non-employee directors are entitled.

Ms. Sims joined Sageview Capital LP (“Sageview”) as a Principal in 2008. Prior to joining Sageview, she attended the Stanford Graduate School of Business  from 2006 to 2008, obtaining her Masters in Business Administration in 2008. Ms. Sims had previously been an Associate with TPG Capital from 2003 until 2006. Prior to joining TPG, Ms. Sims was an analyst at Goldman, Sachs & Co. in the Communications, Media and Entertainment group of the Investment Banking Division.

In August 2009, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an affiliate of Sageview (the “Purchaser”) pursuant to which the Company agreed to issue a Senior Secured Note (the “2009 Note”) in the aggregate principal amount of $75,000,000, all of which is outstanding as of the date hereof, and warrants (the “2009 Warrants”) to purchase 16,000,000 shares of Class A Common Stock (the “Private Placement”). The 2009 Note has a five-year term, which may be extended for up to one 12 month period at the discretion of the Company if certain conditions are satisfied. Interest on the 2009 Note is 8% per annum to be accrued as an increase in the aggregate principal amount of the 2009 Note and 7% per annum paid in cash, subject to increase under certain conditions. No principal or interest has yet been paid on the Note.  The 2009 Note is guaranteed by certain of the Company’s existing and future subsidiaries. The 2009 Warrants have a seven-year term, subject to extension in limited circumstances, and an initial exercise price of $1.37, subject to customary anti-dilution adjustments.

(e)           On September 30, 2009, at the Annual Meeting, the stockholders of the Company approved an amendment (the “Plan Amendment”) to the Company's Second Amended and Restated 2000 Equity Incentive Plan, as amended, to increase the total number of shares of the Company's Class A Common Stock available for issuance thereunder from 3,700,000 shares to 5,000,000 shares.  The Plan Amendment became effective on September 30, 2009.

The foregoing description is qualified in its entirety by reference to the Plan Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2009, at the Annual Meeting, the stockholders of the Company approved an amendment to the Charter, and on October 5, 2009 the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Charter (the “Authorized Shares Charter Amendment”) pursuant to Section 242 of the Delaware General Corporation Law.  Pursuant to the Authorized Shares Charter Amendment, the Charter was amended to increase the number of shares of stock authorized for issuance by an additional 10,000,000 shares and to designate the additional shares as Class A Common Stock. The proposal to approve the Authorized Shares Charter Amendment was disclosed in the Proxy Statement.

The information set forth in Item 3.03 above relating to the NOL Protective Charter Amendment is incorporated herein by reference.

On September 30, 2009, at the Annual Meeting, the stockholders of the Company approved an amendment to the Charter, and on October 5, 2009 the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Charter (the “Name Change Charter Amendment”) pursuant to Section 242 of the Delaware General Corporation Law.  Pursuant to the Name Change Charter Amendment, the Charter was amended to change the name of the Company from Access Integrated Technologies, Inc. to Cinedigm Digital Cinema Corp.  The Company’s Class A Common Stock will continue to trade on the Nasdaq Global Market under the symbol “CIDM.” The proposal to approve the Name Change Charter Amendment was disclosed in the Proxy Statement.

The foregoing descriptions are qualified in their entirety by reference to the Authorized Shares Charter Amendment and the Name Change Charter Amendment, which are filed as Exhibit 3.2 and Exhibit 3.3, respectively, to this Form 8-K and are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

The exhibits are listed in the Exhibit Index following the Signature.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  October 6, 2009

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment dated October 5, 2009 to Fourth Amended and Restated Certificate of Incorporation of the Company relating to the reclassification of the Company’s common stock.
3.2	Amendment dated October 5, 2009 to Fourth Amended and Restated Certificate of Incorporation of the Company relating to the increase in the number of authorized shares.
3.3	Amendment dated October 5, 2009 to Fourth Amended and Restated Certificate of Incorporation of the Company relating to the change of the Company’s name.
10.1	Amendment No. 3 dated September 30, 2009 to Second Amended and Restated 2000 Equity Incentive Plan of the Company